Exhibit 99.1

Arista Networks, Inc. Reports Second Quarter 2016 Financial Results
Cloud Networking Adoption Drives Record Revenue
SANTA CLARA, Calif., August 4, 2016 - Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large data center and computing environments, today announced financial results for its second quarter ended June 30, 2016.
Second Quarter Financial Highlights

•	Revenue of $268.7 million, an increase of 11.0% compared to the first quarter of 2016, and an increase of 37.4% from the second quarter of 2015.

•	GAAP gross margin of 63.8%, compared to GAAP gross margin of 64.0% in the first quarter of 2016 and 65.4% in the second quarter of 2015.

•	Non-GAAP gross margin of 64.1%, compared to non-GAAP gross margin of 64.4% in the first quarter of 2016 and 65.8% in the second quarter of 2015.

•	GAAP net income of $38.9 million, or $0.53 per diluted share, compared to GAAP net income of $24.0 million, or $0.33 per diluted share, in the second quarter of 2015.

•	Non-GAAP net income of $53.7 million, or $0.74 per diluted share, compared to non-GAAP net income of $38.8 million, or $0.54 per diluted share, in the second quarter of 2015.
"We are in the midst of a multi-year shift from legacy IT silos to cloud networking,” stated Jayshree Ullal, Arista President and CEO. “This quarter puts Arista at a billion-dollar run rate, which is a fitting validation of this trend, based on our innovative cloud-class, cloud-scale and cloud-converged offerings.”
Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, “We are pleased with our financial performance in the second quarter which reflects strong adoption of our new products and consistent operational execution.”
Company Highlights

•
Introduced the Arista 7280R Series Universal Leaf, a new fixed switching and routing platform for next generation data centers which leverages Arista’s Universal Cloud Network architecture to reduce operational costs through a single platform capable of a broad set of leaf networking use-cases, especially IP storage, routing and digital media.

•	Positioned by Gartner, Inc. in the “Leaders” quadrant of the 16 May 2016 Magic Quadrant for Data Center Networking.

•	Ranked as Number Two on the Forbes Fast Tech 25, a list of the 25 fastest growing Public Tech companies, based on three-year average sales growth of 63%.
Financial Outlook
For the third quarter of 2016, we expect:

•	Revenue between $279 and $285 million.

•	Non-GAAP gross margin between 62% to 65%, and

•	Non-GAAP operating margin of approximately 26%.
Guidance for non-GAAP financial measures excludes legal expenses of approximately $11 million associated with the OptumSoft and Cisco litigation, stock-based compensation and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis (see further explanation below).

Prepared Materials and Conference Call Information
Arista executives will discuss second quarter 2016 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial 1-877-201-0168 in the United States or 1-647-788-4901 from outside the US. The Conference ID is 43898212.
The financial results conference call will also be available via live webcast on our investor relations website at investors.arista.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the third quarter of fiscal 2016, statements regarding the ongoing shift to cloud networking, and statements regarding the benefits from the introduction of the Arista 7280R Series. Forward-looking statements are subject to a number of uncertainties and risks that could cause actual results to differ materially from those anticipated in the forward-looking statements including risks associated with: Arista Networks’ limited operating history; risks associated with Arista Networks’ rapid growth; Arista Networks’ customer concentration; Arista Networks’ dispute with Cisco Systems, Inc. including Arista Networks’ ability to obtain a determination that alternative product implementations are not covered by remedial orders; Arista Networks’ dispute with OptumSoft, Inc.; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; changes in customer order patterns or customer mix; increased competition in our products and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; the evolution of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s Quarterly Reporting on Form 10-Q filed with the SEC on May 5, 2016, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
The company reports certain non-GAAP financial measures that exclude stock-based compensation expenses, expenses associated with the OptumSoft and Cisco litigation, and other non-recurring charges. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP net income, net income per diluted share, gross margin, or operating margin. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
The Company’s guidance for non-GAAP financial measures excludes stock-based compensation, expenses associated with the OptumSoft and Cisco litigation, and other non-recurring charges. The Company has not reconciled its non-GAAP gross margin or its non-GAAP operating margin guidance to GAAP gross margin or GAAP operating margin, because we do not provide guidance on GAAP gross margin or GAAP operating margin or the various reconciling cash and non-cash items between GAAP gross margin and GAAP operating margin and non-GAAP gross margin and non-GAAP operating margin. Share-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of the Company’s common stock, all of which is difficult to predict and subject to constant change. The actual amount of share-based compensation in the fiscal third quarter of 2016 will have a significant impact on the Company’s GAAP gross margin and GAAP operating margin. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

About Arista Networks
Arista Networks was founded to pioneer and deliver software-driven cloud networking solutions for large data center storage and computing environments. Arista’s award-winning platforms, ranging in Ethernet speeds from 10 to 100 gigabits per second, redefine scalability, agility and resilience. Arista has shipped more than five million cloud networking ports worldwide with CloudVision and EOS, an advanced network operating system. Committed to open standards, Arista is a founding member of the 25/50GbE consortium. Arista Networks products are available worldwide directly and through partners.
ARISTA, EOS, CloudVision, Spline, NetDB and FlexRoute are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners.

Additional information and resources can be found at: http://www.arista.com.

Media Contact Amanda Jaramillo Corporate Communications (408) 547-5798 amanda@arista.com	Investor Contact Chuck Elliott Product and Investor Advocacy (408) 547-5549 chuck@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Income
(Unaudited in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Product	$235,616	$174,072	$448,091	$334,213
Service	33,125	21,480	62,846	40,384
Total revenue	268,741	195,552	510,937	374,597
Cost of revenue:
Product	88,021	60,014	166,934	114,453
Service	9,269	7,648	17,462	14,500
Total cost of revenue	97,290	67,662	184,396	128,953
Gross profit	171,451	127,890	326,541	245,644
Operating expenses:
Research and development	69,020	49,947	131,535	93,287
Sales and marketing	31,744	26,681	59,350	51,268
General and administrative	17,529	18,403	32,763	32,475
Total operating expenses	118,293	95,031	223,648	177,030
Income from operations	53,158	32,859	102,893	68,614
Other income (expense), net:
Interest expense	(732)	(832)	(1,483)	(1,653)
Other income (expense), net	416	417	753	(51)
Total other income (expense), net	(316)	(415)	(730)	(1,704)
Income before provision for income taxes	52,842	32,444	102,163	66,910
Provision for income taxes	13,938	8,448	28,014	18,422
Net income	$38,904	$23,996	$74,149	$48,488
Net income attributable to common stockholders:
Basic	$38,617	$23,607	$73,535	$47,594
Diluted	$38,635	$23,638	$73,573	$47,667
Net income per share attributable to common stockholders:
Basic	$0.57	$0.36	$1.08	$0.73
Diluted	$0.53	$0.33	$1.01	$0.67
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	68,275	65,524	68,006	65,018
Diluted	72,817	71,215	72,523	70,919

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited in thousands, except percentages and per share amounts)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2016	2015	2016	2015
GAAP gross profit	$155,090	$171,451	$127,890	$326,541	$245,644
GAAP gross margin	64.0%	63.8%	65.4%	63.9%	65.6%
Stock-based compensation expense	793	868	784	1,661	1,420
Non-GAAP gross profit	$155,883	$172,319	$128,674	$328,202	$247,064
Non-GAAP gross margin	64.4%	64.1%	65.8%	64.2%	66.0%

GAAP income from operations	$49,735	$53,158	$32,859	$102,893	$68,614
Stock-based compensation expense	13,360	14,232	11,208	27,592	20,047
Litigation expense	7,005	7,594	9,909	14,599	16,579
Non-GAAP income from operations	$70,100	$74,984	$53,976	$145,084	$105,240
Non-GAAP operating margin	28.9%	27.9%	27.6%	28.4%	28.1%

GAAP net income	$35,245	$38,904	$23,996	$74,149	$48,488
Stock-based compensation expense	13,360	14,232	11,208	27,592	20,047
Litigation expense	7,005	7,594	9,909	14,599	16,579
Income tax effect on non-GAAP exclusions	(6,524)	(7,056)	(6,335)	(13,580)	(10,804)
Non-GAAP net income	$49,086	$53,674	$38,778	$102,760	$74,310

Weighted-average shares used in computing diluted net income per share attributable to common stockholders	72,214	72,817	71,215	72,523	70,919

GAAP diluted net income per share attributable to common stockholders	$0.48	$0.53	$0.33	$1.01	$0.67
Net income attributable to participating securities	—	—	—	0.01	0.01
Non-GAAP adjustments to net income	0.20	0.21	0.21	0.40	0.37
Non-GAAP diluted net income per share	$0.68	$0.74	$0.54	$1.42	$1.05
Summary of Stock-Based Compensation Expense
Cost of revenue	$793	$868	$784	$1,661	$1,420
Research and development	7,457	7,595	6,379	15,052	11,307
Sales and marketing	3,647	3,780	2,865	7,427	5,274
General and administrative	1,463	1,989	1,180	3,452	2,046
Total	$13,360	$14,232	$11,208	$27,592	$20,047

ARISTA NETWORKS, INC.
Consolidated Balance Sheets
(Unaudited in thousands)

	June 30,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$531,058	$687,326
Marketable securities	292,760	—
Accounts receivable	146,659	144,263
Inventories	118,130	92,129
Prepaid expenses and other current assets	53,447	50,610
Total current assets	1,142,054	974,328
Property and equipment, net	79,681	79,706
Investments	39,136	36,636
Deferred tax assets	55,305	48,429
Other assets	18,812	20,791
TOTAL ASSETS	$1,334,988	$1,159,890
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$60,097	$43,966
Accrued liabilities	55,110	60,971
Deferred revenue	138,885	122,049
Other current liabilities	9,347	8,025
Total current liabilities	263,439	235,011
Income taxes payable	16,086	14,060
Lease financing obligations, non-current	40,438	41,210
Deferred revenue, non-current	91,439	74,759
Other long-term liabilities	6,754	6,698
TOTAL LIABILITIES	418,156	371,738

STOCKHOLDERS’ EQUITY:
Common stock	7	7
Additional paid-in capital	592,465	537,904
Retained earnings	325,065	250,916
Accumulated other comprehensive loss	(705)	(675)
TOTAL STOCKHOLDERS’ EQUITY	916,832	788,152
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,334,988	$1,159,890

ARISTA NETWORKS, INC.
Consolidated Statements of Cash Flows
(Unaudited in thousands)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$74,149	$48,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,662	6,246
Stock-based compensation	27,592	20,047
Deferred income taxes	(6,876)	(2,266)
Excess tax benefit on stock-based compensation	(15,967)	(22,975)
Amortization of investment premiums	385	883
Changes in operating assets and liabilities:
Accounts receivable	(2,396)	(25,360)
Inventories	(26,001)	(22,297)
Prepaid expenses and other current assets	(2,838)	(20,747)
Other assets	1,866	(3,257)
Accounts payable	18,501	11,822
Accrued liabilities	(5,196)	3,082
Deferred revenue	33,516	57,975
Income taxes payable	17,853	21,846
Other liabilities	1,779	(114)
Net cash provided by operating activities	126,029	73,373
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(292,938)	—
Purchases of property and equipment	(12,042)	(8,768)
Purchases of intangible assets	(697)	(705)
Investment in privately-held companies	(2,500)	—
Net cash used in investing activities	(308,177)	(9,473)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(634)	(514)
Proceeds from issuance of common stock upon exercising options, net of repurchases	6,317	11,991
Minimum tax withholding paid on behalf of employees for net share settlement	(599)	—
Proceeds from issuance of common stock, employee stock purchase plan	4,888	4,856
Excess tax benefit on stock-based compensation	15,967	22,975
Issuance costs from initial public offering	—	(261)
Net cash provided by financing activities	25,939	39,047
Effect of exchange rate changes	(59)	(20)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(156,268)	102,927
CASH AND CASH EQUIVALENTS—Beginning of year	687,326	240,031
CASH AND CASH EQUIVALENTS—End of year	$531,058	$342,958